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                                                                   EXHIBIT 16(c)

SCHWAB S&P 500 PORTFOLIO

TOTAL RETURN FOR THE PERIOD FROM: INCEPTION (11/1/96) THROUGH 12/31/96

                                              Distribution               Dividends         Dividends        Total
                               Period           factor         NAV          ($)            (shares)         Shares
                               ------           ------         ---          ---            --------         ------
Beginning NAV and shares:      11/1/96                         $10.00      0                 0              1,000.000
                                12/96                           10.53                                       1,000.000

Ending NAV and shares:

Ending Redeemable value:      $10,530.00

Total Return:                   5.30%

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